Exhibit 4.1

COHN COHEN & COMPANY INC. A MARYLAND CORPORATION CUSIP 19248U 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS FORMED UNDER THE LAWS OF THE STATE OF MARYLAND COMMON STOCK COMMON STOCK PAR VALUE $0.001 PAR VALUE $0.001 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF COHEN & COMPANY INC. (the “Company”), transferable on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Company’s charter and bylaws, and amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE COHEN & COMPANY INC. CORPORATESEAL MARYLAND Treasurer President

The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by section 2- 211(B) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (I) the differences in the relative rights and preferences between the shares of each series to the extent set, and (II) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by references to the charter of the Company. For value received, . hereby sell, assign and transfer unto The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – as tenants in common – as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE IMPORTANT NOTICE UNIF GIFT MIN ACT– .Custodian (Cust) (Minor) under Uniform Gifts to Minors Act . (State) Additional abbreviations may also be used though not in the above list. NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SIGNATURE(S) KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE . Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises. Dated, Please print or typewrite name and address including postal zip code of assignee This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and Mellon Investor Services LLC (the “Rights Agent”), dated as of December 21, 2009 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.